EXHIBIT 10.(r)

                         FINANCIAL CONSULTING AGREEMENT

         THIS FINANCIAL CONSULTING AGREEMENT (this "Agreement") is made as of this ___ day of ________________, 1997, by and between VISUAL DATA CORPORATION, a Florida corporation (the "Company"), with its principal place of business at 1600 South Dixie Highway, Suite 3A, Boca Raton, Florida, 33422, and NOBLE INTERNATIONAL INVESTMENTS, INC., a Florida corporation (the "Consultant"), having its principal place of business at Boca Corporate Plaza, 1801 Clint Moore Road, Suite 110, Boca Raton, Florida 33487.

                                R E C I T A L S:

         A. The Company desires to retain the Consultant to provide certain financial consulting services.

         B. The Consultant desires to provide certain financial consulting services to the Company in accordance with the terms and conditions contained hereinafter.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. CONSULTING SERVICES. During the term of this Agreement, the Consultant is hereby retained by the Company to provide financial consulting services to the Company, as said services relate to corporate finance matters, including, without limitation, advice regarding acquisitions, consolidations, mergers, joint ventures and financial strategies. The Consultant shall provide such financial consulting services as reasonably requested by the Company during the term of this Agreement, provided that nothing hereunder shall require the Consultant to devote a minimum number of hours per calendar month toward the performance of services hereunder. The level and scope of services that may reasonably be requested hereunder shall be dependent, in part, on the amount of compensation to be paid to the Consultant by the Company hereunder. Unless otherwise agreed to by the Consultant, all services hereunder shall be performed by the Consultant, in its sole discretion, at its principal place of business or other offices. Notwithstanding anything contained herein to the contrary, the services to be performed by the Consultant hereunder may be performed by any employee of, or consultant to, the Consultant.

         2. TERM. The term of this Agreement shall be for 12 months commencing as of the date first written above and terminating one day prior to the first anniversary hereof. Thereafter, this Agreement may be renewed for subsequent one-year terms upon the mutual agreement of the parties.


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         3. COMPENSATION.

                  (a) In consideration for the performance of services hereunder, the Company hereby agrees to pay the Consultant the aggregate sum of one percent (1%) of the gross proceeds raised in the public offering of the Company's securities (the "Public Offering") pursuant to the Company's Registration Statement on Form SB-2 (SEC File No. 333-18819) filed with the Securities and Exchange Commission. Such amount shall be payable in cash upon the closing of the Public Offering.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants that any and all information supplied hereunder to the Consultant in connection with any and all services to be performed hereunder by the Consultant for and on behalf of the Company shall be true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. The Company hereby acknowledges that the ability of the Consultant to adequately provide financial consulting services hereunder and/or to initiate and/or effectuate introductions on behalf of the Company with respect to potential acquisitions is dependent upon the prompt dissemination of accurate, correct and complete information to the Consultant. In addition, and notwithstanding anything contained herein to the contrary, nothing hereunder shall obligate the Consultant to make any minimum number of introductions hereunder or to initiate any merger or acquisitions involving or relating to the Company. The Company further represents and warrants hereunder that this Agreement and the transactions contemplated hereunder, including the issuance of the warrants hereunder, have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute and deliver this Agreement and perform its obligations hereunder; that the execution and delivery of this Agreement and the performance by the Company of its obligations pursuant to this Agreement do not constitute a breach of or a default under any agreement or instrument to which the Company is a party or by which it or any of its assets are bound; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination of this Agreement.

         5. INDEMNIFICATION.

                  (a) The Company hereby agrees to indemnify, defend and hold harmless the Consultant, its directors, officers, principals, employees, agents, affiliates, shareholders and consultants, and their successors and assigns from and against any and all claims, damages, losses, liability, deficiencies, actions, suits, proceedings, costs or legal expenses (collectively the "Losses") arising out of or resulting from: (i) any breach of a representation, warranty or covenant by the Company contained in this Agreement; or (ii) any activities or services performed hereunder by the Consultant, unless such Losses were the result of the intentional misconduct or gross negligence of the Consultant; or
(iii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below.

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                  (b) If the Consultant receives written notice of the
commencement of any legal action, suit or proceeding with respect to which the Company is or may be obligated to provide indemnification pursuant to Section 5 above, the Consultant shall, within 30 days of the receipt of such written notice, give the Company written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such 30-day period shall not constitute a waiver by the Consultant of its right to indemnity hereunder with respect to such action, suit or proceeding. Upon receipt by the Company of a Claim Notice from the Consultant with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the Consultant may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The Company shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. the Consultant shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the Consultant unless the Company shall not have promptly employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the Company. The Company shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the Consultant, which consent shall not be unreasonably withheld. If the Company shall fail with reasonable promptness either to defend or continue to prosecute such Third Party Claim or to satisfy or prosecute the same, the Consultant may defend, prosecute or settle the Third Party Claim at the expense of the Company and the Company shall pay to the Consultant the amount of any such Loss within 10 days after written demand therefor. The indemnification provisions hereunder shall survive the termination of this Agreement.

         6. AMENDMENT. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

         7. NOTICES. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

         8. ENTIRE AGREEMENT. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

         9. SEVERABILITY. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any

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one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         10. CONSTRUCTION AND ENFORCEMENT. This Agreement shall be construed in accordance with the laws of the State of Florida, without application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Palm Beach County in the State of Florida. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Palm Beach County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Palm Beach County, Florida, has been brought in an inconvenient forum.

         11. BINDING NATURE; NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit. No other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

         12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             VISUAL DATA CORPORATION, a Florida
                                             corporation

                                             By: -------------------------------
                                                  Randy S. Selman, President

                                             NOBLE INTERNATIONAL INVESTMENTS,
                                             INC., a Florida corporation

                                             By:--------------------------------
                                                  Nico P. Pronk, President

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